                                                            EXHIBIT - h(1)(A)(i)

                   ADDENDUM TO SHAREHOLDER SERVICES AGREEMENT

     The Shareholder Services Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, and Directed Services, Inc. ("DSI"), a New York corporation having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, dated February 26, 2002, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 24th day of May, 2002.

                                   WITNESSETH:

     WHEREAS, the Trust has adopted the Agreement with respect to each of its Series, except for the Fund For Life Series; and

     WHEREAS, the Agreement is currently in effect with respect to certain Series of the Trust; and

     WHEREAS, the establishment of the Global Balanced Series and the ING Stock Index Series and redesignation of the Capital Appreciation Series as the Equity Opportunity Series has previously been approved by the Board of Trustees of the Trust; and

     WHEREAS, the Trust desires to add the Global Balanced Series, ING Stock Index Series and the redesignated Equity Opportunity Series to the Series currently covered by, and listed on Schedule A of, the Agreement; and

     WHEREAS, DSI has agreed to provide shareholder services with respect to the Global Balanced Series, ING Stock Index Series and Equity Opportunity Series;

          NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

               1. In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints DSI to provide shareholder services pursuant to the Agreement with respect to the Global Balanced Series, ING Stock Index Series and Equity Opportunity Series, which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph two (2), which sets forth the annual rate of quarterly service fee of 0.25% of the average daily net asset value of the Class A and Class S shares of the Series;

               2. Schedule A to the Agreement shall be replaced with a new Schedule A, a form of which is attached hereto.

               This Addendum shall take effect with respect to the Series on July 10, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.

                                         THE GCG TRUST

Attest::                                 By: -s- Kimberley J. Smith
        ------------------------             -----------------------
Title:                                   Title: Secretary
      --------------------------
                                         DIRECTED SERVICES, INC.

Attest::                                 By: -s- David L. Jacobson
        ------------------------             -----------------------
Title:                                   Title: Senior Vice President
      --------------------------

                                   SCHEDULE A

                               SCHEDULE OF SERIES
                               WITH RESPECT TO THE
                         SHAREHOLDER SERVICES AGREEMENT
                                     BETWEEN
                    THE GCG TRUST AND DIRECTED SERVICES, INC.

Equity Income Series (formerly, Multiple Allocation Series)                 S, A
Fully Managed Series                                                        S, A
Limited Maturity Bond Series                                                S, A
Hard Assets Series                                                          S, A
Real Estate Series                                                          S, A
Liquid Asset Series                                                         S, A
Equity Opportunity Series (formerly, Capital Appreciation Series)           S, A
Van Kampen Growth and Income Series (formerly, Rising Dividends Series)     S, A
Value Equity Series                                                         S, A
Strategic Equity Series                                                     S, A
Capital Guardian Trust Small Cap Series (formerly, Small Cap Series)        S, A
Mid-Cap Growth Series                                                       S, A
Total Return Series                                                         S, A
Research Series                                                             S, A
Capital Growth Series (formerly, Growth & Income Series)                    S, A
Growth Series (formerly, Value + Growth Series)                             S, A
Core Bond Series (formerly, Global Fixed Income Series)                     S, A
Developing World Series                                                     S, A
International Equity Series                                                 S, A
Investors Series                                                            S, A
Diversified Mid-Cap Series                                                  S, A
Asset Allocation Growth Series                                              S, A
Special Situations Series                                                   S, A
Janus Growth and Income Series (formerly, Growth and Income Series)         S, A
Internet Tollkeeper(SM) Series                                              S, A
High Yield Series                                                           S, A
Managed Global Series                                                       S, A
All Cap Series                                                              S, A
Large Cap Value Series                                                      S, A
Fundamental Growth Series                                                   S, A
Focus Value Series                                                          S, A

Global Franchise Series                                                     S, A
Equity Growth Series                                                        S, A
J.P. Morgan Fleming Small Cap Equity Series                                 S, A
International Enhanced EAFE Series                                          S, A
ING Stock Index Series                                                      S, A